UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2020

ASHFORD INC.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas	75254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 490-9600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) On May 14, 2020, Ashford Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). As of March 16, 2020, the record date for the Annual Meeting; (i) 2,461,751 shares of common stock were issued and outstanding; and (ii) 19,120,000 shares of Series D Cumulative Convertible Preferred Stock were issued and outstanding (which shares are convertible, in the aggregate, into 4,068,085 shares of common stock), which are entitled to vote on any matters submitted to the holders of the Company’s common stock under the Company’s amended and restated articles of incorporation. Thus, in the aggregate, a total of 6,529,836 shares of common stock were entitled to vote, each share being entitled to one vote. These results below reflect the application of the voting restrictions set forth in the Investor Rights Agreement dated November 6, 2019, among Mr. Monty J. Bennett, Mr. Archie Bennett Jr., MJB Investments  Mr. James L. Cowen, Mr. Jeremy J. Welter, Mr. Mark A. Sharkey, Ms. Marissa A. Bennett and other related parties, as filed with the Securities and Exchange Commission.

At the Annual Meeting, 1,946,799 shares of common stock and 3,999,999 shares of Series D Cumulative Convertible Preferred Stock on an as-converted basis, or approximately 91.07% of the eligible voting shares, were represented either in person or by proxy.

(b) At the Annual Meeting, the stockholders voted on the following items:

1. Proposal 1 – To elect seven nominees to the Board of Directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. The following nominees were elected to the Company's Board of Directors (constituting the entire Board of Directors), with the voting results for each nominee as shown:

			Broker
Name	For	Withheld	Non-votes
Monty J. Bennett	4,275,226	757,106	914,466
Dinesh P. Chandiramani	4,280,914	751,418	914,466
Darrell T. Hail	4,199,798	832,534	914,466
J. Robison Hays, III	4,280,601	751,731	914,466
Uno Immanivong	4,217,971	814,361	914,466
W. Michael Murphy	4,265,256	767,076	914,466
Brian Wheeler	4,198,675	833,657	914,466

2. Proposal 2 – To obtain advisory approval of the Company’s executive compensation. This proposal was approved by the votes indicated below:

For	Against	Abstain	Broker Non-votes
4,232,256	776,036	24,040	914,466

3. Proposal 3 – To recommend the frequency of advisory votes on the Company’s executive compensation. “1 Year” was approved by the votes indicated below:

1 Year	2 Years	3 Years	Abstain	Broker Non-votes
4,665,506	850	336,377	29,598	914,466

Based on these voting results, the Company will hold an advisory vote on executive compensation every year until the next stockholder vote on the frequency of votes on executive compensation. A stockholder vote on the frequency of votes on executive compensation is required to be held at least once every six years.

4. Proposal 4 – To ratify the appointment of BDO USA, LLP, a national public accounting firm, as the Company's independent auditors for the fiscal year ending December 31, 2020. This proposal was approved by the votes indicated below:

For	Against	Abstain
5,909,059	35,042	2,697

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel & Secretary

Date: May 19, 2020

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